Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New York Quality Income
Municipal Fund, Inc.
811-06424

The annual meeting of shareholders was held in the offices of Nuveen Investments on March 30, 2012; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to May 8, 2012.

Voting results for March 30, 2012 are as follows:

    Common and Preferred
shares voting together as a class

Preferred
shares
To approve the elimination of the
fundamental policies relating to the Funds ability to make loans.


   For
                     8,481,411
                    1,307
   Against
                     1,043,511
                          -
   Abstain
                        493,535
                          -
   Broker Non-Votes
                     4,720,223
                          -
      Total
                   14,738,680
                    1,307



To approve the new fundamental policy
relating to the Funds ability to make
loans.


   For
                     8,446,031
                    1,307
   Against
                     1,064,390
                          -
   Abstain
                        508,036
                          -
   Broker Non-Votes
                     4,720,223
                          -
      Total
                   14,738,680
                    1,307

Proxy materials are herein
incorporated by reference
to the SEC filing on March 1,
2012, under
Conformed Submission Type
DEF 14A, accession
number 0001193125-12-092168